Exhibit 99.3

**REMINDER ANNUAL MEETING AND VOTING NOTIFICATION**

If you received this e-mail, our records show that you are an employee of Procter & Gamble who has regular access to e-mail or you have consented to receive shareholder communications and to submit voting instructions via the Internet or by telephone. You may have given this consent:

1)	by enrolling at http://enroll.icsdelivery.com/pg; or
2)	during a prior vote at ProxyVote.com. Please read the instructions carefully before proceeding.

Our records indicate that you have not voted your shares for Procter & Gamble’s 2015 Annual Meeting.

In connection with Procter & Gamble’s 2015 Annual Meeting of Shareholders, this e-mail describes how to access proxy materials and submit your voting instructions.

Important Notice Regarding the Availability of Proxy Materials

GENERAL INFORMATION

This message represents ALL of your holdings in Procter & Gamble stock. If you are an employee and have profit sharing shares or ISOP shares in your name, those shares are represented along with any additional shares you may hold.

This is a NOTIFICATION of:

THE PROCTER & GAMBLE COMPANY 2015 Annual Meeting of Shareholders

MEETING DATE: October 13, 2015

RECORD DATE: August 14, 2015

CUSIP NUMBER: 742718

The meeting will be held at The Procter & Gamble Company General Offices, 1 Procter & Gamble Plaza, Cincinnati, OH, at 9:00 a.m. on Tuesday, October 13. If you would like to attend the meeting in person, we encourage you to register for admission before 11:59 p.m. (EST) on Monday, October 12. You may register for yourself and one guest by visiting www.proxyvote.com and following the instructions provided, or by calling 1-888-796-3713 (you will need the control number listed below). At the entrance to the meeting, we will verify your registration and request to see a valid form of photo identification, such as a driver’s license or passport.

CONTROL NUMBER: 012345678901

VOTING OVER THE INTERNET OR BY TELEPHONE

Internet and telephone votes are accepted until 11:59 p.m. (EST) on October 12, 2015. You can enter your voting instructions and view the proxy materials at the Internet sites listed below.

The first site listed below is a secure site and is the preferred link. The second site listed below is for Internet browsers that do not support a secure site.

PROCTER & GAMBLE EMPLOYEES SHOULD USE THE SECURE LINK.

For our secure site:

https://www.ProxyVote.com

For our non-secure site:

http://www.ProxyVote.com

If your e-mail software supports it, you can simply click on the above link. To access ProxyVote.com using one of the links above, you will need the control number identified above and your four-digit PIN:

* If you are a P&G employee, your PIN is the last four digits of your Social Security number. If you are a non-U.S. employee without a Social Security number, your PIN is the last four-digits of your computer Logon ID

(“T” number).

*   If you are a shareholder who consented to receive proxy materials electronically at either ProxyVote.com or http://enroll.icsdelivery.com/pg, the PIN is the four-digit number you selected at the time of your consent.

* If you wish to vote by telephone, please call 1-800-690-6903.

You will need the CONTROL NUMBER above to enter your voting instructions.

PROXY MATERIALS

Proxy materials can also be found at the following Internet site:

Proxy Statement

https://materials.proxyvote.com/Approved/742718/20150815/NPS_218090/

Annual Report

https://materials.proxyvote.com/Approved/742718/20150815/AR_218158/

TO RECEIVE PAPER COPIES OF PROXY MATERIALS:

If you consented to receive proxy materials electronically via ProxyVote.com or http://enroll.icsdelivery.com/pg and wish to receive paper copies of proxy materials in the future or otherwise revoke your consent, you may do so at http://enroll.icsdelivery.com/pg.

COSTS

There are no charges to you to vote over the Internet or by telephone, other than nominal costs associated with electronic access, such as usage charges from Internet service providers and telephone companies.

QUESTIONS OR COMMENTS

Please REPLY to this e-mail with any comments or questions about ProxyVote.com. (Please include the original text and subject line of this message for identification purposes.)